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                   TWINLAB CORPORATION ANNOUNCES THE FILING OF
                              FORM 12B-25 WITH THE
                       SECURITIES AND EXCHANGE COMMISSION

                                                  CONTACT: Bill Rizzardi
                                                           Twinlab
                                                           (631) 761-7111



HAUPPAUGE, N.Y., AUGUST 15, 2003 -- Twinlab Corporation (OTCBB: TWLB) today announced that it has filed a Form 12b-25 with the Securities and Exchange Commission as it is unable to file timely its Quarterly Report on Form 10-Q for the period ended June 30, 2003 as a result of the uncertainty concerning the appropriate accounting treatment for certain of the Company's assets in light of the deterioration of the Company's financial condition.

The Company's financial performance has been negatively affected over the last several years due to declining sales and increased allowances for sales returns and discounts (including approximately $5.2 million of reserves relating to returns of products containing ephedra during the quarter ended June 30, 2003) as well as higher operating costs relating to excess manufacturing capacity and significant increases in insurance and litigation costs. In response to this situation, over the last eighteen months the Company implemented several cost reduction initiatives including personnel reductions, the consolidation of its manufacturing and distribution facilities, SKU rationalizations and the discontinuation of sales of products containing ephedra, as well as sales of non-strategic businesses and other asset sales to reduce its debt. In spite of these efforts, the resulting recurring losses from operations and restructuring charges have negatively affected the Company's cash flows from operations.

The Company's Revolving Credit Facility is scheduled to expire on March 29, 2004. The Company was not in compliance with the financial covenants contained in the Revolving Credit Facility and the mortgage agreement relating to its Utah facility as of June 30, 2003. The Company obtained a waiver of its non-compliance under the Revolving Credit Facility through August 27, 2003 and in the absence of a future extension of the waiver, the Company would cross-default under the terms of its senior subordinated notes. In addition, the Company has suspended negotiations with its mortgage lender. Accordingly, borrowings outstanding under the Revolving Credit Facility, mortgage payable and senior subordinated notes totaling $29.1 million, $5.4 million and $39.9 million, respectively, as of June 30, 2003, have been classified as current liabilities. As of August 13, 2003, approximately $1.5 million of borrowings were available under the Revolving Credit Facility. The deterioration of the Company's financial performance (recurring losses from continuing operations, accumulated deficit and a working capital deficiency as of June 30, 2003), the temporary nature of the waiver relating to the Revolving Credit Facility, the current default under the mortgage agreement and the



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anticipated default under the senior subordinated notes raise substantial doubt about the ability of the Company to continue as a going concern.

The lenders of the Revolving Credit Facility have advised the Company that they do not expect to extend the term of the Revolving Credit Facility beyond August 27, 2003. The Company believes that the possibility of obtaining an alternative borrowing arrangement or obtaining an investment of additional capital is remote. The Company is actively engaged in negotiations with several prospective purchasers to sell all or substantially all of its business which, in light of the Company's current financial position and uncertainty of potential litigation involving ephedra matters, would occur in conjunction with a filing under Chapter 11 of the U. S. bankruptcy laws. While the Company believes that such a sale may occur in the near future, there can be no assurance that the Company will be able to consummate such a transaction and it is unlikely that any purchase price for the sale of the business would exceed the aggregate principal amount of the Company's indebtedness and such deficiency may be significant. In such a case, holders of the Company's equity may receive no value. In the event the Company is unable to consummate a sale of its business, the Company will be forced to seek protection under Chapter 11 of the U. S. bankruptcy laws and attempt to reorganize its business. The Company is also currently engaged in negotiations with lenders for an alternate borrowing arrangement in the event the Company files for Chapter 11 of the U. S. bankruptcy laws.

Until such time as the Company seeks to reorganize its business under Chapter 11 of the U. S. bankruptcy laws, it is not possible to estimate the effect on the Company's recorded values of its assets and liabilities.

Based upon preliminary data, the Company anticipates that net sales for the three months ended June 30, 2003 will be approximately $37.2 million, as compared to approximately $40.2 million for the three months ended June 30, 2002 and net sales for the six months ended June 30, 2003 will be approximately $75.0 million, as compared to approximately $85.6 million for the six months ended June 30, 2002. The net loss for the three months ended June 30, 2003, excluding the effect of any additional accounting adjustment of its assets, if necessary, is estimated to be approximately $(10.4) million, or $(0.36) per share versus a loss of approximately $(3.6) million, or $(0.13) per share for the three months ended June 30, 2002, and approximately $(14.1) million, or $(0.48) per share for the six months ended June 30, 2003, excluding the effect of any additional accounting adjustment of its assets, if necessary, versus net income of approximately $112,000, or $0 per share for the six months ended June 30, 2002.


Except for historical information contained herein, this release contains, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, forward-looking statements that are based on management's beliefs and assumptions, current expectations, estimates and projections. Many of the factors that will determine the Company's financial results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. The Company disclaims any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise. Important factors and risks that may affect future results include but are not limited to: (i) the impact of competitive products; (ii) changes in law and regulations; (iii) adequacy and availability of insurance coverage; (iv) limitations on future financing; (v) increases in the cost of borrowings and unavailability of debt or equity capital; (vi) the effect of adverse publicity regarding nutritional supplements; (vii) uncertainties relating to acquisitions; (viii) the inability of the Company to gain and/or hold market share; (ix) exposure to and expense of resolving and defending product liability claims and other litigation; (x) consumer acceptance of the Company's products; (xi) managing and maintaining growth; (xii) customer demands; (xiii) the inability to achieve cost savings and operational efficiencies from the consolidation of the manufacturing and distribution facilities; (xiv) dependence on individual products; (xv) dependence on individual customers, (xvi) market and industry conditions including pricing, demand for products, levels of trade inventories and raw materials availability,
(xvii) the success of product development and new product introductions into the marketplace including the Company's line of ephedra-free products; (xviii) lack of available product liability insurance for ephedra-containing products; (xix) slow or negative growth in the nutritional supplement industry; (xx) the departure of key members of management; (xxi) the absence of clinical trials for many of the Company's products; (xxii) the ability of the Company to efficiently manufacture its products; (xxiii) the impact of a potential reorganization of the business under Chapter 11 of the U.S. bankruptcy laws; as well as other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission, copies of which are available upon request from the Company's investor relations department.

     Additional Twinlab information is available on the World Wide Web at:
                             http://www.twinlab.com

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